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                                                                    EXHIBIT 99.5

BROOKS AUTOMATION, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                Your vote is important. Please vote immediately.

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      Vote-by-Internet                            Vote-by-Telephone

Log on to the Internet and go to    OR      Call toll-free
http://www.eproxyvote.com/brks              [1-877-PRX-VOTE (1-877-779-8683)]
---------------------------                   -----------------------

  If you vote over the Internet or by telephone, please do not mail your card.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

      Please mark
[X]   votes as in
      this example.

1. To approve the issuance of shares of Brooks Automation, Inc. ("Brooks") common stock pursuant to the Agreement and Plan of Merger, dated as of July 11, 2005, as amended on August 29, 2005, among Brooks, Mt. Hood Corporation and Helix Technology Corporation (the "Merger Agreement"):

 [ ] FOR                   [ ] AGAINST                       [ ] ABSTAIN

2. To approve a proposal to amend Brooks' certificate of incorporation if the merger governed by the Merger Agreement is consummated to increase Brooks' authorized shares of common stock from 100,000,000 shares to 125,000,000 shares:

 [ ] FOR                   [ ] AGAINST                       [ ] ABSTAIN

3. To permit Brooks' board of directors or its chairman, in its or his discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the previous two proposals:

 [ ] FOR                   [ ] AGAINST                       [ ] ABSTAIN

4. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

      THE BOARD OF DIRECTORS OF BROOKS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT [ ]

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:___________  Date: ______  Signature: ______________  Date: _________

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                      DETACH HERE IF YOU ARE RETURNING YOUR
                               PROXY CARD BY MAIL

                                      PROXY

                             BROOKS AUTOMATION, INC.

The undersigned hereby appoints Edward C. Grady, Robert W. Woodbury, Jr. and Thomas S. Grilk, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the special meeting of stockholders of Brooks Automation, Inc. to be held on [-] [-], 2005, at [-] a.m., local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Joint Proxy Statement/Prospectus for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE SPECIAL MEETING.

SEE REVERSE                                                      SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE